Exhibit 3.1

AMENDED AND RESTATED

BYLAWS OF ANALOG DEVICES, INC.

Last updated – January 9, 2025

ARTICLE I

SHAREHOLDERS

1.1. Annual Meeting. The Corporation shall hold an annual meeting of shareholders at a time to be fixed by the Board of Directors, the Chief Executive Officer or the President and stated in the notice of the meeting. The purposes for which the annual meeting is to be held, in addition to those prescribed by the Articles of Organization, shall be for electing Directors and for such other purposes as shall be specified in the notice for the meeting, and only business within such purposes may be conducted at the meeting. In the event an annual meeting is not held at the time fixed in accordance with these Bylaws or the time for an annual meeting is not fixed in accordance with these Bylaws to be held within 13 months after the last annual meeting, the Corporation may designate a special meeting as a special meeting in lieu of the annual meeting, and such meeting shall have all of the effect of an annual meeting.

1.2. Special Meetings.

(a) Special meetings of the shareholders may be called by the Board of Directors, the Chief Executive Officer or the President. Only business within the purpose or purposes described in the meeting notice may be conducted at a special shareholders’ meeting.

(b) A special meeting of shareholders shall be called by the Secretary of the Corporation, or in case of the death, absence, incapacity or refusal of the Secretary, by another officer, upon written request (a “Special Meeting Request”) of one or more shareholders (the “Requesting Shareholder(s)”) owning, and having held continuously for a period of at least one year prior to the date such Special Meeting Request is delivered, not less than 25% of the voting power of all outstanding shares of stock of the Corporation (the “Requisite Percentage”) who have complied in full with the requirements set forth in these Bylaws. For purposes of this Section 1.2(b), a shareholder shall “own” or be deemed to “own” shares as provided in Sections 1.9(c)(vi) and (vii).

(i) A Special Meeting Request must be delivered in writing, to the attention of the Secretary of the Corporation at the principal executive offices of the Corporation. A Special Meeting Request shall be valid only if it is signed and dated by Requesting Shareholders collectively representing the Requisite Percentage, and includes (A) documentary evidence that the Requesting Shareholders own the Requisite Percentage as of the date on which the Special Meeting Request is delivered to the Secretary of the Corporation; (B) a statement of the specific purpose(s) of the special meeting and the reasons for conducting such business at the special meeting; (C) as to any director nominations proposed to be presented at the special meeting and any other matter proposed to be conducted at the special meeting and as to each Requesting Shareholder, the information, statements, representations, agreements and other documents that would be required to be set forth in or included with a shareholder’s notice of a nomination pursuant to the advance notice provision in Section 1.9(b) and/or a shareholder’s notice of business proposed to be brought before a meeting pursuant to the advance notice provision in Section 1.10, as applicable; (D) a representation that each Requesting Shareholder, or one or more representatives of each such shareholder, intends to appear in person or by proxy at the special meeting to present the nomination(s) or business to be brought before the special meeting; (E) an agreement by the Requesting Shareholders to notify the Corporation promptly in the event of any disposition prior to the record date for the special meeting of shares of the

Corporation owned beneficially or of record and an acknowledgement that any such disposition shall be deemed to be a revocation of such Special Meeting Request with respect to such disposed shares; and (F) a representation that (x) the Requesting Shareholders shall continue to hold the Requisite Percentage for the period beginning on the date the Special Meeting Request is delivered to the Secretary of the Corporation up to and through the special meeting (the “Requisite Period”); (y) each Requesting Shareholder and its agents acknowledge that any disposition of the Corporation’s capital stock by the Requesting Shareholders during the Requisite Period that results in their ownership falling below the Required Percentage shall constitute a revocation of such request; and (z) each Requesting Shareholder acknowledges that if the Required Percentage is not held for the Requisite Period, the Board of Directors may, in its discretion, cancel the special meeting.

In addition, the Requesting Shareholders shall (X) further update and supplement the information provided in the Special Meeting Request, as necessary, so that the information provided or required to be provided therein shall be true and correct as of the record date for the special meeting, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five business days following the later of the record date for the meeting or the date notice of the record date is first publicly disclosed and (Y) promptly provide any other information reasonably requested by the Corporation relating to the specific purpose(s) of the special meeting and the reasons for conducting such business at the special meeting

(ii) A Special Meeting Request shall not be valid, and a special meeting requested by shareholders shall not be held, if the Special Meeting Request (A) does not comply with this Section 1.2(b); (B) relates to an item of business that is not a proper subject for shareholder action under applicable law (as determined in good faith by the Board of Directors); (C) is delivered during the period commencing 90 days prior to the first anniversary of the date of the immediately preceding annual meeting of shareholders and ending on the date of the next annual meeting; (D) relates to an identical or substantially similar item (as determined in good faith by the Board of Directors) that was presented at an annual or special meeting held within 120 days before the Special Meeting Request is delivered; or (E) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other applicable law.

(iii) Special meetings of shareholders called pursuant to this Section 1.2(b) shall be held not more than 90 days after receipt by the Corporation of a valid Special Meeting Request.

(iv) The Requesting Shareholders may revoke a Special Meeting Request by written revocation delivered to the Secretary of the Corporation at the principal executive offices of the Corporation at any time prior to the special meeting.

(v) If none of the Requesting Shareholders appear or send a duly authorized agent to present the business to be presented for consideration specified in the Special Meeting Request, the Corporation need not present such business for a vote at the special meeting, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

(vi) Business transacted at any special meeting called pursuant to this Section 1.2(b) shall be limited to (A) the purpose(s) stated in the valid Special Meeting Request received from the Requisite Percentage of shareholders and (B) any additional matters that the Board of Directors determines to include in the Corporation’s notice of the special meeting.

1.3. Place of Meetings. All meetings of shareholders shall be held at the principal office of the Corporation unless a different place is fixed by the Board of Directors, the Chief Executive Officer or the President and specified in the notice of the meeting.

1.4. Requirement of Notice. A written notice of the date, time and place of each annual and special shareholders’ meeting describing the purposes of the meeting shall be given to shareholders entitled to vote at the meeting (and, to the extent required by law or the Articles of Organization, to shareholders not entitled to vote at the meeting) no fewer than seven nor more than 60 days before the meeting date. If an annual or special meeting of shareholders is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is fixed, however, notice of the adjourned meeting shall be given under this Section 1.4 to persons who are shareholders as of the new record date. All notices to shareholders shall conform to the requirements of Article III of these Bylaws.

1.5. Waiver of Notice. A shareholder may waive any notice required by law, the Articles of Organization or these Bylaws before or after the date and time stated in the notice. The waiver shall be in writing, be signed by the shareholder entitled to the notice, and be delivered to the Corporation for inclusion with the records of the meeting. A shareholder’s attendance at a meeting: (a) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

1.6. Quorum.

(a) Unless otherwise provided by law, or in the Articles of Organization, these Bylaws or, to the extent authorized by law, a resolution of the Board of Directors requiring satisfaction of a greater quorum requirement for any voting group, a majority of the votes entitled to be cast on the matter by a voting group constitutes a quorum of that voting group for action on that matter. As used in these Bylaws, a voting group includes all shares of one or more classes or series that, under the Articles of Organization or the Massachusetts Business Corporation Act, as in effect from time to time (the “MBCA”), are entitled to vote and to be counted together collectively on a matter at a meeting of shareholders.

(b) A share once represented for any purpose at a meeting is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless (1) the shareholder attends solely to object to lack of notice, defective notice or the conduct of the meeting on other grounds and does not vote the shares or otherwise consent that they are to be deemed present, or (2) in the case of an adjournment, a new record date is or shall be set for that adjourned meeting.

1.7. Voting and Proxies.

(a) Except as provided in this Section 1.7(a) or unless the Articles of Organization provide otherwise, each outstanding share, regardless of class, is entitled to one vote on each matter voted on at a shareholders’ meeting. Only shares are entitled to vote, and each fractional share, if any, is entitled to a proportional vote. Absent special circumstances, the shares of the Corporation are not entitled to vote if they are owned, directly or indirectly, by another entity of which the Corporation owns, directly or indirectly, a majority of the voting interests; provided, however, that nothing in these Bylaws shall limit the power of the Corporation to vote any shares held by it, directly or indirectly, in a fiduciary capacity. Unless the Articles of Organization provide otherwise, redeemable shares are not entitled to vote after notice of redemption is given to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company or other financial institution under an irrevocable obligation to pay the holders the redemption price upon surrender of the shares.

(b) A shareholder may vote his or her shares in person or may appoint a proxy to vote or otherwise act for him or her by signing an appointment form, either personally or by his or her attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. Unless otherwise provided in the appointment form, an appointment is valid for a period of 11 months from the date the shareholder signed the form or, if it is undated, from the date of its receipt by the officer or agent. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest, as defined in the MBCA. An appointment made irrevocable is revoked when the interest with which it is coupled is extinguished. The death or incapacity of the shareholder appointing a proxy shall not affect the right of the Corporation to accept the proxy’s authority unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises his or her authority under the appointment. A transferee for value of shares subject to an irrevocable appointment may revoke the appointment if he or she did not know of its existence when he or she acquired the shares and the existence of the irrevocable appointment was not noted conspicuously on the certificate representing the shares or on the information statement for shares without certificates. Subject to the provisions of Section 7.24 of the MBCA, or any successor Section thereto, and to any express limitation on the proxy’s authority appearing on the face of the appointment form, the Corporation is entitled to accept the proxy’s vote or other action as that of the shareholder making the appointment.

1.8. Action at Meeting. If a quorum of a voting group exists, favorable action on a matter, other than the election of a member of the Board of Directors, is taken by a voting group if the votes cast within the group favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by law, the Articles of Organization, these Bylaws or, to the extent authorized by law, a resolution of the Board of Directors requiring receipt of a greater affirmative vote of the shareholders, including more separate voting groups. Other than in a Contested Election Meeting (as defined below), when a quorum is present, a nominee for director shall be elected to the Board of Directors if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election (with “abstentions,” “broker non-votes” and “withheld votes” not counted as a vote “for” or “against” such election). In a Contested Election Meeting, when a quorum is present, directors shall be elected by a plurality of the votes cast at such Contested Election Meeting. A meeting of shareholders shall be a “Contested Election Meeting” if there are more persons nominated for election as directors at such meeting than there are directors to be elected at such meeting, determined as of the tenth day preceding the date of the corporation’s first notice to shareholders of such meeting sent pursuant to Section 1.4 of these Bylaws (the “Determination Date”); provided, however, that if in accordance with Section 1.9(b) of these Bylaws, shareholders are entitled to nominate persons for election as director for a period of time that ends after the otherwise applicable Determination Date, the Determination Date shall instead be as of the end of such period. No ballot shall be required for any election unless requested by a shareholder present or represented at the meeting and entitled to vote in the election.

1.9. Nomination of Directors.

(a) Except for (1) any Directors entitled to be elected by the holders of any class or series of Preferred Stock, (2) any Directors elected by the Board of Directors in accordance with Section 2.3 of these Bylaws to fill vacancies or newly created directorships or (3) as otherwise required by applicable law or stock exchange regulation, at any meeting of shareholders, only persons who are nominated in accordance with the procedures in this Section 1.9 shall be eligible for election as Directors. Nomination for election to the Board of Directors at a meeting of shareholders may be made (i) by or at the direction of the Board of Directors,(ii) by any shareholder of the Corporation who (x) timely complies with the notice procedures in Section 1.9(b), (y) is a shareholder of record on the date of the giving of such notice and on the record date for the determination of shareholders entitled to vote at such meeting and (z) is entitled to vote at such meeting, or (iii) by any Eligible Shareholder (as defined in Section 1.9(c) of this Article I) whose Shareholder Nominee (as defined in Section 1.9(c) of this Article I) is included in the Corporation’s proxy materials for the relevant annual meeting.

(b) To be timely, a shareholder’s notice of a nomination submitted in accordance with the provisions of this Section 1.9(b) must be received in writing by the Secretary at the principal executive office of the Corporation as follows: (i) in the case of an election of Directors at an annual meeting of shareholders, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a shareholder’s notice must be so received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the seventh day following the day on which notice of the date of such annual meeting was given or public disclosure of the date of such annual meeting was made, whichever first occurs; or (ii) in the case of an election of Directors at a special meeting of shareholders, provided that the Board of Directors has determined that Directors shall be elected at such meeting, not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of (x) the 90th day prior to such special meeting and (y) the seventh day following the day on which notice of the date of such special meeting was given or public disclosure of the date of such special meeting was made, whichever first occurs. In no event shall the adjournment or postponement of a shareholders’ meeting (or the public disclosure thereof) commence a new time period (or extend any time period) for the giving of a shareholder’s notice.

The shareholder’s notice to the Secretary shall set forth: (A) as to each proposed nominee (1) such person’s name, age, business address and, if known, residence address, (2) such person’s principal occupation or employment, (3) the class and series and number of shares of stock of the Corporation that are, directly or indirectly, owned, beneficially or of record, by such person, (4) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among (x) the shareholder, the beneficial owner, if any, on whose behalf the nomination is being made and the respective affiliates and associates of, or others acting in concert with, such shareholder and such beneficial owner (each, a “Shareholder Associated Person”), on the one hand, and (y) each proposed nominee, and his or her respective affiliates and associates, or others acting in concert with such nominee(s), on the other hand, including all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made or any Shareholder Associated Person were the “registrant” for purposes of such Item and the proposed nominee were a director or executive officer of such registrant, and (5) any other information concerning such person that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Exchange Act; and (B) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is being made (1) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner, (2) the class and series and number of shares of stock of the Corporation that are, directly or indirectly, owned, beneficially or of record, by such shareholder and such beneficial owner, (3) a description of any material interest related to the nomination of such shareholder, such beneficial owner and/or any Shareholder Associated Person, (4) a description of any agreement, arrangement or understanding between or among such shareholder, such beneficial owner and/or any Shareholder Associated Person and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are being made or who may participate in the solicitation of proxies or votes in favor of electing such nominee(s), (5) a description of any agreement, arrangement or understanding (including any derivative or short positions, swaps, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into by, or on behalf of, such shareholder or such beneficial owner and/or any Shareholder Associated Person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such shareholder or such beneficial owner and/or any Shareholder Associated Person with respect to shares of stock of the Corporation, (6) any other information relating to such shareholder, such beneficial owner and/or any Shareholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election (even if an election contest is not involved) pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (7) a representation that such shareholder and/or such beneficial owner intends to appear in person or by proxy at the meeting to nominate the person(s) named in its notice, (8) a representation that such shareholder, such beneficial owner and/or any Shareholder Associated Person has complied, and will comply, with all applicable requirements of state law and the Exchange Act with respect to matters set forth in this Section 1.9, and (9) a representation whether such shareholder, such beneficial owner and/or any Shareholder Associated Person intends or is part of a group that intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock reasonably believed by such shareholder or such beneficial owner to be sufficient to elect the nominee (and such representation shall be included in any such proxy statement and form of proxy) and/or (y) otherwise to solicit proxies or votes from shareholders in support of such nomination (and such representation shall be included in any such solicitation materials). Not later than 10 days after the record date for the meeting, the information required by Items (A)(1)-(5) and (B)(1)-(6) of the prior sentence shall be supplemented by the shareholder giving the notice to provide updated information as of the record date. In addition, to be effective, the shareholder’s notice must also be accompanied by the written consent of the proposed nominee to being named in the corporation’s proxy statement and accompanying proxy card as a nominee and to serve as a Director if elected. The Corporation may require any proposed nominee to furnish such other information as the Corporation may reasonably require to determine, among other things, the eligibility of such proposed nominee to serve as a Director of the Corporation or whether such nominee would be independent under applicable Securities and Exchange Commission (the “SEC”) and stock exchange rules and the Corporation’s publicly disclosed Corporate Governance Guidelines. Notwithstanding anything herein to the contrary, a shareholder shall not have complied with this Section 1.9(b) if the shareholder, or beneficial owner and/or any Shareholder Associated Person solicits or does not solicit, as the case may be, proxies or votes in support of such shareholder’s nominee in contravention of the representations with respect thereto required by this Section 1.9(b).

Such notice must also be accompanied by a representation as to whether or not such shareholder, beneficial owner and/or any Shareholder Associated Person intends to solicit proxies in support of any director nominees other than the corporation’s nominees in accordance with Rule 14a-19 under the Exchange Act, and, where such shareholder, beneficial owner and/or Shareholder Associated Person intends to so solicit proxies, the notice and information required by Rule 14a-19(b) under the Exchange Act. Notwithstanding anything to the contrary in these bylaws, unless otherwise required by law, if any shareholder, beneficial owner and/or Shareholder Associated Person (i) provides notice pursuant to Rule 14a-19(b) under the Exchange Act and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the corporation that such shareholder, beneficial owner and/or Shareholder Associated Person has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence), then the nomination of each of the director nominees proposed by such shareholder, beneficial owner and/or Shareholder Associated Person shall be disregarded, notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the corporation (which proxies and votes shall be disregarded). Upon request by the corporation, if any shareholder, beneficial owner and/or Shareholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such shareholder, beneficial owner and/or Shareholder Associated Person shall deliver to the corporation, no later than five business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) under the Exchange Act.

The chairman of any meeting (and, in advance of any meeting, the Board of Directors) shall have the power and duty to determine whether a nomination was made in accordance with the provisions of this Section 1.9(b) (including whether the shareholder, beneficial owner and/or Shareholder Associated Person did or did not so solicit, as the case may be, proxies or votes in support of such shareholder’s nominee in compliance with the representations with respect thereto required by this Section 1.9(b)), and if the chairman (or the Board of Directors) should determine that a nomination was not made in accordance with the provisions of this Section 1.9(b), the chairman shall so declare to the meeting and such nomination shall not be brought before the meeting.

(c) Proxy Access.

(i) Subject to the provisions of this Section 1.9(c), the Corporation will include in its proxy statement (including its form of proxy) for an annual meeting of shareholders the name of any shareholder nominee for election to the Board of Directors submitted pursuant to this Section 1.9(c) (each a “Shareholder Nominee”) provided (A) timely written notice of such Shareholder Nominee satisfying the requirements of this Section 1.9(c) (“Notice”) is delivered to the Corporation by or on behalf of a shareholder or shareholders that, at the time the Notice is delivered, satisfies the ownership and other requirements of this Section 1.9(c) (such shareholder or shareholders, and any person on whose behalf they are acting, the “Eligible Shareholder”), (B) the Eligible Shareholder expressly elects in writing at the time of providing the Notice to have its nominee included in the Corporation’s proxy statement pursuant to this Section 1.9(c), and (C) the Eligible Shareholder and the Shareholder Nominee otherwise satisfy the requirements of this Section 1.9(c) and the director qualifications requirements set forth in the Corporation’s Corporate Governance Guidelines and any other Corporation document(s) setting forth qualifications for directors.

(ii) To be timely, an Eligible Shareholder’s Notice must be received in writing by the Secretary of the Corporation at the principal executive offices of the Corporation not less than 120 days nor more than 150 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed (other than as a result of adjournment) by more than 60 days, from the first anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, an Eligible Shareholder’s Notice must be so received not earlier than the 150th day prior to such annual meeting and not later than the close of business on the later of (A) the 120th day prior to such annual meeting and (B) the seventh day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. In no event will the public announcement of any adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of an Eligible Shareholder’s Notice as described above.

(iii) Subject to the provisions of this Section 1.9(c), in addition to including the name of the Shareholder Nominee in the Corporation’s proxy statement for the annual meeting, the Corporation also will include (A) the information concerning the Shareholder Nominee and the Eligible Shareholder that is required to be disclosed in the Corporation’s proxy statement pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder and (B) if the Eligible Shareholder so elects, a Statement (defined below) (collectively, the “Required Information”). Nothing in this Section 1.9(c) will limit the Corporation’s ability to solicit against and include in its proxy statement its own statements relating to any Shareholder Nominee.

(iv) The number of Shareholder Nominees (including Shareholder Nominees who were submitted by an Eligible Shareholder for inclusion in the Corporation’s proxy statement pursuant to this Section 1.9(c) but either are subsequently withdrawn or that the Board of Directors decides to nominate (the latter, a “Board Nominee”)) appearing in the Corporation’s proxy statement with respect to an annual meeting of shareholders will not exceed the greater of (A) two or (B) 20% of the number of directors in office as of the last day on which notice of a nomination may be received pursuant to this Section 1.9(c) (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below 20% (such greater number, the “Permitted Number”); provided, however, that (1) the Permitted Number will be reduced by the number of director candidates for which the Corporation shall have received one or more valid notices that a shareholder intends to nominate director candidates at such annual meeting of shareholders pursuant to Section 1.9(b) of these Bylaws, provided that the Permitted Number after such reduction with respect to this clause (1) will in no event be less than one, (2) any director in office as of the nomination deadline who was included in the Corporation’s proxy statement as a Shareholder Nominee for any of the two preceding annual meetings and whom the Board of Directors decides to nominate for election to the Board of Directors also will be counted against the Permitted Number, and (3) in the event that one or more vacancies for any reason occurs on the Board of Directors at any time after the Final Proxy Access Nomination Date and before the date of the applicable annual meeting of shareholders and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Permitted Number will be calculated based on the number of directors in office as so reduced. In the event that the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 1.9(c) exceeds the Permitted Number, each Eligible Shareholder will select one Shareholder Nominee for inclusion in the Corporation’s proxy statement until the Permitted Number is reached, going in order of the amount (greatest to least) of the total voting power of the Corporation’s capital stock entitled to vote on the election of directors as disclosed in the applicable Notice. If the Permitted Number is not reached after each Eligible Shareholder has selected one Shareholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached.

(v) An Eligible Shareholder must have owned (as defined below) continuously for at least three years a number of shares that represents 3% or more of the total voting power of the Corporation’s outstanding shares of capital stock entitled to vote in the election of directors as of the most recent date for which such amount is given in any filing by the Corporation with the SEC prior to the submission of the Eligible Shareholder’s Notice (the “Required Shares”) as of both the date the Notice is delivered to the Corporation in accordance with this Section 1.9(c) and the record date for determining shareholders entitled to vote at the annual meeting and must continue to own the Required Shares through the annual meeting date. For purposes of satisfying the ownership requirement under this Section 1.9(c), the voting power represented by the shares of the Corporation’s capital stock owned by one or more shareholders, or by the person or persons who own shares of the Corporation’s capital stock and on whose behalf any shareholder is acting, may be aggregated, provided that (A) the number of shareholders and other persons whose ownership of shares is aggregated for such purpose cannot exceed 20, (B) each shareholder or other person whose shares are aggregated must have held such shares continuously for at least three years as of the date of the Notice, and (C) a group of two or more funds that are (1) under common management and investment control, (2) under common management and funded primarily by the same employer (or by a group of related employers that are under common control), or (3) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, will be treated as one shareholder or person for this purpose. Whenever an Eligible Shareholder consists of a group of shareholders and/or other persons, any and all requirements and obligations for an Eligible Shareholder set forth in this Section 1.9(c) must be satisfied by and as to each such shareholder or other person, except that shares may be aggregated to meet the Required Shares as provided in this Section 1.9(c). With respect to any one particular annual meeting, no shareholder or other person may be a member of more than one group of persons constituting an Eligible Shareholder under this Section 1.9(c).

(vi) For purposes of this Section 1.9(c), an Eligible Shareholder will be deemed to “own” only those outstanding shares of the Corporation’s capital stock as to which the person possesses both (A) the full voting and investment rights pertaining to the shares and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (A) and (B) will not include any shares (x) sold by such person or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such person or any of its affiliates for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell, or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation’s capital stock, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such person’s or affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such person or affiliate.

(vii) A person will “own” shares held in the name of a nominee or other intermediary so long as the person retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A person’s ownership of shares will be deemed to continue during any period in which (A) the person has loaned such shares, provided that the person has the power to recall such loaned shares on five business days’ notice and provides a representation that it will promptly recall, and promptly recalls, such loaned shares upon being notified that any of its Shareholder Nominees will be included in the Corporation’s proxy statement, or (B) the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person. The terms “owned,” “owning” and other variations of the word “own” will have correlative meanings. For purposes of this Section 1.9(c), the term “affiliate” will have the meaning ascribed thereto in the regulations promulgated under the Exchange Act.

(viii) An Eligible Shareholder must provide with its Notice the following in writing to the Secretary: (A) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven calendar days prior to the date the Notice is received by the Corporation, the Eligible Shareholder owns, and has owned continuously for the preceding three years, the Required Shares, and the Eligible Shareholder’s agreement to provide (1) written statements from the record holder and intermediaries verifying the Eligible Shareholder’s continuous ownership of the Required Shares through the record date within five business days after the earlier of (x) the record date for the annual meeting if written notice of the record date was provided to the Eligible Shareholder or otherwise disclosed by press release or any filing with the SEC prior to the record date, (y) the date that a written request for updated ownership verification is provided by the Corporation to such Eligible Shareholder if the request was not so provided prior to the record date, or (z) the date that the record date was disclosed by press release or any filing with the SEC if the disclosure was not so provided prior to the record date, and (2) immediate notice if the Eligible Shareholder ceases to own any of the Required Shares prior to the date of the applicable annual meeting of shareholders; (B) documentation satisfactory to the Corporation demonstrating that a group of funds qualifies to be treated as one shareholder or person for purposes of this Section 1.9(c), if applicable; (C) a representation that the Eligible Shareholder (including each member of any group of shareholders and/or persons that together is an Eligible Shareholder hereunder): (1) intends to continue to own the Required Shares through the date of the annual meeting, (2) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have nor will have such intent through the date of the annual meeting and will promptly notify the Secretary within no more than two business days of any change in such intent, (3) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Shareholder Nominee(s) being nominated pursuant to this Section 1.9(c), (4) has not engaged and will not engage in, and has not been and will not be, a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Shareholder Nominee(s) or a Board Nominee, (5) will not distribute to any shareholder any form of proxy for the annual meeting other than the form distributed by the Corporation, and (6) has provided and will provide facts, statements and other information in all communications with the Corporation and its shareholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; (D) the written consent of each Shareholder Nominee to be named in the Corporation’s proxy statement as a nominee and to serve as a director if elected; (E) a copy of the Schedule 14N that has been filed with the SEC as required by Rule 14a-18 under the Exchange Act; (F) the information required to be provided by Section 1.9(b) of these Bylaws, as applicable; (G) in the case of a nomination by a group of shareholders that together is an Eligible Shareholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating shareholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination; and (H) an undertaking that the Eligible Shareholder agrees to (1) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the Corporation’s shareholders or out of the information that the Eligible Shareholder provides to the Corporation, (2) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees in connection with the Eligible Shareholder’s nomination and/or efforts to elect its Shareholder Nominee(s) pursuant to this Section 1.9(c), (3) file with the SEC any solicitation materials relating to the annual meeting at which the Shareholder Nominee will be nominated, regardless of whether any such filing is required under Section 14 of the Exchange Act and the rules and regulations promulgated thereunder or whether any exemption from filing is available for such solicitation materials under Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and (4) comply with all other applicable laws, rules, regulations and listing standards with respect to any solicitation in connection with the annual meeting.

(ix) The Eligible Shareholder may include with its Notice a written statement for inclusion in the Corporation’s proxy statement for the annual meeting, not to exceed 500 words per Shareholder Nominee, in support of each Shareholder Nominee’s candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Article I, the Corporation may omit from its proxy statement any information or Statement that it believes would violate any applicable law, rule, regulation or listing standard.

(x) Each Shareholder Nominee must (A) provide within five business days of the Corporation’s request an executed agreement, in a form deemed satisfactory to the Corporation, that (1) the Shareholder Nominee has read and agrees to adhere to the Corporation’s Corporate Governance Guidelines and all other Corporation policies and guidelines applicable to directors, including with regard to securities trading, (2) the Shareholder Nominee is not and will not become a party to (a) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (b) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, and (3) the Shareholder Nominee is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification (“Compensation Agreement”) in connection with such person’s nomination or candidacy for director and/or service as a director that has not been disclosed to the Corporation; (B) complete, sign and submit all questionnaires required of the Corporation’s Board of Directors within five business days of receipt of each such questionnaire from the Corporation; and (C) provide within five business days of the Corporation’s request such additional information as the Corporation determines may be necessary to permit the Board of Directors to determine whether such Shareholder Nominee meets the requirements of this Section 1.9(c) and/or the Corporation’s requirements with regard to director qualifications and policies and guidelines applicable to directors, including whether (1) such Shareholder Nominee is independent under the listing standards of any U.S. exchange upon which the capital stock of the Corporation is listed, any applicable rules of the SEC, and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the directors (collectively, the “Independence Standards”), (2) such Shareholder Nominee has any direct or indirect relationship with the Corporation, and (3) such Shareholder Nominee has been subject to (a) any event specified in Item 401(f) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”) or (b) any order of the type specified in Rule 506(d) of Regulation D under the Securities Act.

(xi) In the event that any information or communications provided by the Eligible Shareholder or Shareholder Nominee to the Corporation or its shareholders ceases to be true and correct in any respect or omits a fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Shareholder or Shareholder Nominee, as the case may be, will promptly notify the Secretary within no more than five business days of any such inaccuracy or omission in such previously provided information and of the information that is required to make such information or communication true and correct; it being understood that providing any such notification will not be deemed to cure any defect or limit the Corporation’s right to omit a Shareholder Nominee from its proxy materials as provided in this Section 1.9(c).

(xii) The Corporation will not be required to include, pursuant to this Section 1.9(c), a Shareholder Nominee in its proxy statement (or, if the proxy statement has already been filed, to allow the nomination of a Shareholder Nominee, notwithstanding that proxies in respect of such vote may have been received by the Corporation) (A) if the Eligible Shareholder who has nominated such Shareholder Nominee has nominated for election to the Board of Directors at the annual meeting any person other than pursuant to this Section 1.9(c), or has or is engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-

1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Shareholder Nominee(s) or a Board Nominee, (B) who is not independent under the Independence Standards, (C) whose election as a member of the Board of Directors would violate or cause the Corporation to be in violation of these Bylaws, the Corporation’s Articles of Organization, the Corporation’s Corporate Governance Guidelines or other Corporation documents setting forth qualifications for directors, the listing standards of any U.S. exchange upon which the Corporation’s capital stock is listed, or any applicable state or federal law, rule or regulation, (D) if the Shareholder Nominee is or becomes a party to any undisclosed Voting Commitment, (E) if the Shareholder Nominee is or becomes a party to any undisclosed Compensation Agreement, (F) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (G) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years, (H) who is subject to any order of the type specified in Rule 506(d) of Regulation D under the Securities Act, or (I) if such Shareholder Nominee or the applicable Eligible Shareholder provided information to the Corporation in respect of such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading or breached any of its or their agreements, representations, undertakings and/or obligations pursuant to this Section 1.9(c).

(xiii) Notwithstanding anything to the contrary set forth herein, if the Shareholder Nominee and/or the applicable Eligible Shareholder breaches its or their agreements, representations, undertakings and/or obligations pursuant to this Section 1.9(c), as determined by the Board of Directors or the person presiding at the annual meeting, the Board of Directors or the person presiding at the annual meeting (A) will be entitled to declare a nomination by the Eligible Shareholder to be invalid, and such nomination will be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation and (B) the Corporation will not be required to include in its proxy statement any successor or replacement nominee proposed by the applicable Eligible Shareholder or any other Eligible Shareholder.

(xiv) Any Shareholder Nominee who is included in the Corporation’s proxy statement for a particular annual meeting of shareholders but withdraws from or becomes ineligible or unavailable for election at the annual meeting will be ineligible to be included in the Corporation’s proxy statement as a Shareholder Nominee pursuant to this Section 1.9(c) for the next two annual meetings of shareholders following the annual meeting for which the Shareholder Nominee was nominated for election.

(d) Except as otherwise required by law (including Rule 14a-19 under the Exchange Act), nothing in this Section 1.9 shall obligate the Corporation or the Board of Directors to include in any notice of meeting, proxy statement, proxy card or other shareholder communication distributed on behalf of the Corporation or the Board of Directors the name of or other information with respect to any nominee for Director submitted by a shareholder.

(e) Notwithstanding the foregoing provisions of this Section 1.9, unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear at the meeting of shareholders to present a nomination, such nomination will not be brought before the meeting, notwithstanding that proxies in respect of such nominee may have been received by the Corporation. For purposes of this Section 1.9, to be considered a qualified representative of the shareholder, a person must be authorized by a written instrument executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such written instrument or electronic transmission, or a reliable reproduction of the written instrument or electronic transmission, at the meeting of shareholders.

(f) For purposes of this Section 1.9, “public disclosure” includes disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the SEC pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

(g) Unless the Corporation elects otherwise, a shareholder’s notice to the Corporation of nominations shall be in writing exclusively (and not in an electronic transmission) and shall be delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested, and the corporation shall not be required to accept delivery of any document not in such written form or so delivered.

1.10. Notice of Business at Meetings.

(a) At any meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a special meeting, business must be brought before the meeting in accordance with Section 1.2 or Section 1.9 of these Bylaws. To be properly brought before an annual meeting, business must be (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (2) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (3) properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, (i) if such business relates to the nomination of a person for election as a Director of the Corporation, the procedures in Section 1.9 of these Bylaws must be complied with and (ii) if such business relates to any other matter, the business must (x) constitute a proper matter under Massachusetts law for shareholder action and (y) be within the purposes specified in the Corporation’s notice of meeting and the shareholder must (A) have given timely notice thereof and provided all required information in writing to the Secretary in accordance with the procedures in, and otherwise complied with, this Section 1.10, (B) be a shareholder of record on the date of the giving of such notice and on the record date for the determination of shareholders entitled to vote at such annual meeting and (C) be entitled to vote at such annual meeting.

(b) To be timely, a shareholder’s notice must be received in writing by the Secretary at the principal executive office of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a shareholder’s notice must be so received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the seventh day following the day on which notice of the date of such annual meeting was given or public disclosure of the date of such annual meeting was made, whichever first occurs. In no event shall the adjournment or postponement of a shareholders’ meeting (or the public disclosure thereof) commence a new time period (or extend any time period) for the giving of a shareholder’s notice.

The shareholder’s notice to the Secretary shall set forth: (A) as to each matter the shareholder proposes to bring before the annual meeting (1) a brief description of the business desired to be brought before the annual meeting, (2) the reasons for conducting such business at the annual meeting, and (3) the text of the proposal (including the exact text of any resolutions proposed for consideration and, if such business includes a proposal to amend the Bylaws, the exact text of the proposed amendment) and (B) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is being made: (1) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner, (2) the class and series and number of shares of stock of the Corporation that are, directly or indirectly, owned, beneficially or of record, by such shareholder and such beneficial owner, (3) a description of any material interest of such shareholder, such beneficial owner and/or any Shareholder Associated Person in the business proposed to be brought before the annual meeting, (4) a description of any agreement, arrangement or understanding between or among such shareholder, such beneficial owner, any Shareholder Associated Person and any other person or persons (including their names) in connection with the proposal of such business or who may participate in the solicitation of proxies in favor of such proposal, (5) a description of any agreement, arrangement or understanding (including any derivative or short positions, swaps, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into by, or on behalf of, such shareholder, such beneficial owner and/or any Shareholder Associated Person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such shareholder, such beneficial owner and/or any Shareholder Associated Person with respect to shares of stock of the Corporation, (6) any other information relating to such shareholder, such beneficial owner and/or any Shareholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the business proposed pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (7) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, (8) a representation that such shareholder, such beneficial owner and/or any Shareholder Associated Person has complied, and will comply, with all applicable requirements of state law and the Exchange Act with respect to matters set forth in this Section 1.10, and (9) a representation whether such shareholder, such beneficial owner and/or any Shareholder Associated Person intends or is part of a group that intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal (and such representation shall be included in any such proxy statement and form of proxy) and/or (y) otherwise to solicit proxies or votes from shareholders in support of such proposal (and such representation shall be included in any such solicitation materials). Not later than 10 days after the record date for the meeting, the information required by Items (A)(3) and (B)(1)-(6) of the prior sentence shall be supplemented by the shareholder giving the notice to provide updated information as of the record date. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting of shareholders except in accordance with the procedures set forth in this Section 1.10; provided that nothing in this Section 1.10 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or any successor Rule. Notwithstanding anything herein to the contrary, a shareholder shall not have complied with this Section 1.10 if the shareholder, beneficial owner, if any and/or any Shareholder Associated Person solicits or does not solicit, as the case may be, proxies or votes in support of such shareholder’s proposal in contravention of the representations with respect thereto required by this Section 1.10.

(c) The chairman of any meeting (and, in advance of any meeting, the Board of Directors) shall have the power and duty to determine whether business was properly brought before the meeting in accordance with the provisions of this Section 1.10 (including whether the shareholder, beneficial owner and/or any Shareholder Associated Person did or did not so solicit, as the case may be, proxies or votes in support of such shareholder’s proposal in compliance with the representation with respect thereto required by this Section 1.10), and if the chairman (or the Board of Directors) should determine that business was not properly brought before the meeting in accordance with the provisions of this Section 1.10, the chairman shall so declare to the meeting and such business shall not be brought before the meeting.

(d) Except as otherwise required by law, nothing in this Section 1.10 shall obligate the Corporation or the Board of Directors to include in its notice of meeting, proxy statement or other shareholder communication distributed on behalf of the Corporation or the Board of Directors information with respect to any proposal submitted by a shareholder.

(e) Notwithstanding the foregoing provisions of this Section 1.10, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual meeting of shareholders to present business, such business shall not be considered, notwithstanding that proxies in respect of such business may have been received by the Corporation. For purposes of this Section 1.10, to be considered a qualified representative of the shareholder, a person must be authorized by a written instrument executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as a proxy at the meeting of shareholders and such person must produce such written instrument or electronic transmission, or a reliable reproduction of the written instrument or electronic transmission, at the meeting of shareholders.

(f) For purposes of this Section 1.10, “public disclosure” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(g) Unless the Corporation elects otherwise, a shareholder’s notice to the Corporation of other business shall be in writing exclusively (and not in an electronic transmission) and shall be delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested, and the corporation shall not be required to accept delivery of any document not in such written form or so delivered.

1.11. Conduct of Meetings. The Board of Directors may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of shareholders as it shall deem appropriate, including without limitation such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of shareholders and proxyholders not physically present at a meeting. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the chairman of any meeting of shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to shareholders, their duly authorized and constituted proxies or attorneys or such other persons as shall be determined; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

1.12. Action Without Meeting by Written Consent.

(a) Action taken at a shareholders’ meeting may be taken without a meeting if the action is taken by all shareholders entitled to vote on the action. The action shall be evidenced by one or more written consents that describe the action taken, are signed by shareholders having the requisite votes, bear the date of the signatures of such shareholders, and are delivered to the Corporation for inclusion with the records of meetings within 60 days of the earliest dated consent delivered to the Corporation as required by this Section 1.12. A consent signed under this Section 1.12 has the effect of a vote at a meeting.

(b) If action is to be taken pursuant to the consent of voting shareholders without a meeting, the Corporation, at least seven days before the action pursuant to the consent is taken, shall give notice, which complies in form with the requirements of Article III of these Bylaws, of the action to nonvoting shareholders in any case where such notice would be required by law if the action were to be taken pursuant to a vote by voting shareholders at a meeting. The notice shall contain, or be accompanied by, the same material that would have been required by law to be sent to shareholders in or with the notice of a meeting at which the action would have been submitted to the shareholders for approval.

1.13. Record Date. The Board of Directors may fix the record date in order to determine the shareholders entitled to notice of a shareholders’ meeting, to demand a special meeting, to vote or to take any other action. If a record date for a specific action is not fixed by the Board of Directors, and is not supplied by law, the record date shall be (a) the close of business either on the day before the first notice is sent to shareholders, or, if no notice is sent, on the day before the meeting or (b) in the case of action without a meeting by written consent, the date the first shareholder signs the consent or (c) for purposes of determining shareholders entitled to demand a special meeting of shareholders, the date the first shareholder signs the demand or (d) for purposes of determining shareholders entitled to a distribution, other than one involving a purchase, redemption or other acquisition of the Corporation’s shares, the date the Board of Directors authorizes the distribution. A record date fixed under this Section 1.13 may not be more than 70 days before the meeting or action requiring a determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

1.14. Meetings by Remote Communication. Unless otherwise provided in the Articles of Organization, if authorized by the Board of Directors: subject to such guidelines and procedures as the Board of Directors may adopt, shareholders and proxyholders not physically present at a meeting of shareholders may, by means of remote communication: (a) participate in a meeting of shareholders; and (b) be deemed present in person and vote at a meeting of shareholders, provided that: (1) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a shareholder or proxyholder; (2) the Corporation shall implement reasonable measures to provide such shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (3) if any shareholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

1.15. Form of Shareholder Action.

(a) Any vote, consent, waiver, proxy appointment or other action by a shareholder or by the proxy or other agent of any shareholder shall be considered given in writing, dated and signed, if, in lieu of any other means permitted by law, it consists of an electronic transmission that sets forth or is delivered with information from which the Corporation can determine (1) that the electronic transmission was transmitted by the shareholder, proxy or agent or by a person authorized to act for the shareholder, proxy or agent; and (2) the date on which such shareholder, proxy, agent or authorized person transmitted the electronic transmission. The date on which the electronic transmission is transmitted shall be considered to be the date on which it was signed. The electronic transmission shall be considered received by the Corporation if it has been sent to any address specified by the Corporation for the purpose or, if no address has been specified, to the principal office of the Corporation, addressed to the Secretary or other officer or agent having custody of the records of proceedings of shareholders.

(b) Any copy, facsimile or other reliable reproduction of a vote, consent, waiver, proxy appointment or other action by a shareholder or by the proxy or other agent of any shareholder may be substituted or used in lieu of the original writing for any purpose for which the original writing could be used, but the copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

1.16. Shareholder List for Meeting.

(a) After fixing a record date for a shareholders’ meeting, the Corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of the meeting. The list shall be arranged by voting group, and within each voting group by class or series of shares, and show the address of and number of shares held by each shareholder, but need not include an electronic mail address or other electronic contact information for any shareholder.

(b) The list of shareholders shall be available for inspection by any shareholder, beginning two business days after notice is given of the meeting for which the list was prepared and continuing through the meeting: (1) at the Corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held; or (2) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting.

(c) A shareholder or his or her agent or attorney is entitled on written demand to inspect and, subject to the requirements of Section 6.2(c) of these Bylaws, to copy the list, during regular business hours and at his or her expense, during the period it is available for inspection.

(d) The Corporation shall make the list of shareholders available at the meeting, and any shareholder or his or her agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

ARTICLE II

DIRECTORS

2.1. Powers. All corporate power shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, its Board of Directors.

2.2. Number and Election. The Board of Directors shall consist of not less than the minimum number of individuals permitted by law. Subject to the foregoing requirements and applicable law, the Board of Directors may, from time to time, fix the number of Directors, provided that any such action does not operate to remove a Director elected by the shareholders or the Directors other than in the manner specified in the Articles of Organization or these Bylaws.

2.3. Vacancies. Subject to the rights of holders of any class or series of Preferred Stock, vacancies and newly created directorships, whether resulting from an increase in the size of the Board of Directors, from the death, resignation, disqualification or removal of a Director or otherwise, may be filled by the shareholders or the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. A vacancy that will occur at a specific later date may be filled before the vacancy occurs, but the new Director may not take office until the vacancy occurs. If the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group or, unless the Articles of Organization or these Bylaws provide otherwise, the Directors elected by that voting group are entitled to vote to fill the vacancy.

2.4. Change in Size of Board of Directors. Subject to the rights of holders of any class or series of Preferred Stock, the number of Directors may be fixed or changed from time to time by the Board of Directors.

2.5. Tenure. Subject to the rights of holders of any class or series of Preferred Stock to elect Directors, each Director shall serve for a term ending on the date of the annual meeting following the one at which such Director was elected; provided, however, that the term of each Director shall continue until the election and qualification of a successor and be subject to such Director’s earlier death, resignation or removal. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director. Any Director elected to fill a vacancy shall hold office until the next shareholders’ meeting at which Directors are elected and until such Director’s successor shall have been elected and qualified.

2.6. Resignation. A Director may resign at any time by delivering written notice of resignation to the Board of Directors, the Chairman of the Board or the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date.

2.7. Removal. A Director may be removed from office (a) with or without cause by vote of a majority of the shareholders entitled to vote in the election of Directors, provided that the Directors of a class elected by a particular class of shareholders may be removed only by the vote of the holders of a majority of the shares of such class or (b) for cause by vote of a majority of the Directors then in office. A Director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him. To the extent that any of the provisions in this Section 2.7 conflicts or is inconsistent with any of the provisions of Section 8.06 of the MBCA, as amended from time to time, the provisions of Section 8.06 shall govern and control.

2.8. Regular Meetings. Regular meetings of the Board of Directors may be held at such times and places as shall from time to time be fixed by the Board of Directors without notice of the date, time, place or purpose of the meeting. A regular meeting may be held without a call or notice at the same place as the annual meeting of shareholders, or the special meeting held in lieu thereof, following such meeting of shareholders.

2.9. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer, the President, the Secretary, any two Directors or one Director in the event that there is only one Director.

2.10. Notice. Special meetings of the Board of Directors must be preceded by at least two days’ notice of the date, time and place of the meeting. The notice need not describe the purpose of the special meeting. All notices to Directors shall conform to the requirements of Article III of these Bylaws.

2.11. Waiver of Notice. A Director may waive any notice before or after the date and time of the meeting. The waiver shall be in writing, signed by the Director entitled to the notice, or in the form of an electronic transmission by the Director to the Corporation, and filed with the minutes or corporate records. A Director’s attendance at or participation in a meeting waives any required notice to him or her of the meeting unless the Director at the beginning of the meeting, or promptly upon his or her arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

2.12. Quorum. Unless otherwise provided by law, the Articles of Organization or these Bylaws, a quorum of the Board of Directors consists of a majority of the Directors then in office, provided always that any number of Directors (whether one or more and whether or not constituting a quorum) constituting a majority of Directors present at any meeting or at any adjourned meeting may make an adjournment thereof.

2.13. Action at Meeting. If a quorum is present when a vote is taken, the affirmative vote of a majority of Directors present is the act of the Board of Directors unless the Articles of Organization or these Bylaws require the vote of a greater number of Directors. A Director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is considered to have assented to the action taken unless: (a) he or she objects at the beginning of the meeting, or promptly upon his or her arrival, to holding it or transacting business at the meeting; (b) his or her dissent or abstention from the action taken is entered in the minutes of the meeting; or (c) he or she delivers written notice of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a Director who votes in favor of the action taken.

2.14. Action Without Meeting. Any action required or permitted to be taken by the Directors may be taken without a meeting if the action is taken by the unanimous consent of the members of the Board of Directors. The action must be evidenced by one or more consents describing the action taken, in writing, signed by each Director, or delivered to the Corporation by electronic transmission, to the address specified by the Corporation for the purpose or, if no address has been specified, to the principal office of the Corporation, addressed to the Secretary or other officer or agent having custody of the records of proceedings of Directors, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this Section 2.14 is effective when the last Director signs or delivers the consent, unless the consent specifies a different effective date. A consent signed or delivered under this Section 2.14 has the effect of a meeting vote and may be described as such in any document.

2.15. Telephone Conference Meetings. The Board of Directors may permit any or all Directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all Directors participating may simultaneously hear each other during the meeting. A Director participating in a meeting by this means is considered to be present in person at the meeting.

2.16. Committees. The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Each committee may have one or more members, who serve at the pleasure of the Board of Directors. The creation of a committee and appointment of members to it must be approved by a majority of all the Directors in office when the action is taken. Article III and Sections 2.10 through 2.15 of these Bylaws shall apply to committees and their members. To the extent specified by the Board of Directors, each committee may exercise the authority of the Board of Directors to the extent permitted by law. The creation of, delegation of authority to, or action by a committee does not alone constitute compliance by a Director with the standards of conduct described in Section 2.18 of these Bylaws.

2.17. Compensation. The Board of Directors may fix the compensation of Directors.

2.18. Standard of Conduct for Directors.

(a) A Director shall discharge his or her duties as a Director, including his or her duties as a member of a committee: (1) in good faith; (2) with the care that a person in a like position would reasonably believe appropriate under similar circumstances; and (3) in a manner the Director reasonably believes to be in the best interests of the Corporation. In determining what the Director reasonably believes to be in the best interests of the Corporation, a Director may consider the interests of the Corporation’s employees, suppliers, creditors and customers, the economy of the state, the region and the nation, community and societal considerations, and the long-term and short-term interests of the Corporation and its shareholders, including the possibility that these interests may be best served by the continued independence of the Corporation.

(b) In discharging his or her duties, a Director who does not have knowledge that makes reliance unwarranted is entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, if prepared or presented by: (1) one or more officers or employees of the Corporation whom the Director reasonably believes to be reliable and competent with respect to the information, opinions, reports or statements presented; (2) legal counsel, public accountants or other persons retained by the Corporation, as to matters involving skills or expertise the Director reasonably believes are matters (i) within the particular person’s professional or expert competence or (ii) as to which the particular person merits confidence; or (3) a committee of the Board of Directors of which the Director is not a member if the Director reasonably believes the committee merits confidence.

(c) A Director is not liable for any action taken as a Director, or any failure to take any action, if he or she performed the duties of his or her office in compliance with this Section 2.18.

2.19. Conflict of Interest.

(a) A conflict of interest transaction is a transaction with the Corporation in which a Director of the Corporation has a material direct or indirect interest. A conflict of interest transaction is not voidable by the Corporation solely because of the Director’s interest in the transaction if any one of the following is true:

(1) the material facts of the transaction and the Director’s interest were disclosed or known to the Board of Directors or a committee of the Board of Directors and the Board of Directors or committee authorized, approved or ratified the transaction;

(2) the material facts of the transaction and the Director’s interest were disclosed or known to the shareholders entitled to vote and they authorized, approved or ratified the transaction; or

(3) the transaction was fair to the Corporation.

(b) For purposes of this Section 2.19, and without limiting the interests that may create conflict of interest transactions, a Director of the Corporation has an indirect interest in a transaction if: (1) another entity in which he or she has a material financial interest or in which he or she is a general partner is a party to the transaction; or (2) another entity of which he or she is a director, officer or trustee or in which he or she holds another position is a party to the transaction and the transaction is or should be considered by the Board of Directors.

(c) For purposes of clause (1) of subsection (a) of this Section 2.19, a conflict of interest transaction is authorized, approved or ratified if it receives the affirmative vote of a majority of the Directors on the Board of Directors (or on the committee) who have no direct or indirect interest in the transaction, but a transaction may not be authorized, approved or ratified under this Section 2.19 by a single Director. If a majority of the Directors who have no direct or indirect interest in the transaction vote to authorize, approve or ratify the transaction, a quorum is present for the purpose of taking action under this Section 2.19. The presence of, or a vote cast by, a Director with a direct or indirect interest in the transaction does not affect the validity of any action taken under clause (1) of subsection (a) of this Section 2.19 if the transaction is otherwise authorized, approved or ratified as provided in that subsection.

(d) For purposes of clause (2) of subsection (a) of this Section 2.19, a conflict of interest transaction is authorized, approved or ratified if it receives the vote of a majority of the shares entitled to be counted under this subsection (d). Shares owned by or voted under the control of a Director who has a direct or indirect interest in the transaction, and shares owned by or voted under the control of an entity described in clause (1) of subsection (b) of this Section 2.19, may not be counted in a vote of shareholders to determine whether to authorize, approve or ratify a conflict of interest transaction under clause (2) of subsection (a) of this Section 2.19. The vote of those shares, however, is counted in determining whether the transaction is approved under other provisions of these Bylaws. A majority of the shares, whether or not present, that are entitled to be counted in a vote on the transaction under this subsection constitutes a quorum for the purpose of taking action under this Section 2.19.

ARTICLE III

MANNER OF NOTICE

All notices provided for under these Bylaws shall conform to the following requirements:

(a) Notice shall be in writing unless oral notice is reasonable under the circumstances. Notice by electronic transmission is written notice.

(b) Notice may be communicated in person; by telephone, voice mail, telegraph, teletype or other electronic means; by mail; by electronic transmission; or by messenger or delivery service. If these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published; or by radio, television or other form of public broadcast communication.

(c) Written notice, other than notice by electronic transmission, if in a comprehensible form, is effective upon deposit in the United States mail, if mailed postpaid and correctly addressed to the addressee’s address shown in the Corporation’s current records.

(d) Written notice by electronic transmission, if in comprehensible form, is effective: (1) if by facsimile telecommunication, when directed to a number furnished by the addressee for the purpose; (2) if by electronic mail, when directed to an electronic mail address furnished by the addressee for the purpose; (3) if by a posting on an electronic network together with separate notice to the addressee of such specific posting, directed to an electronic mail address furnished by the addressee for the purpose, upon the later of (i) such posting and (ii) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the addressee in such manner as the addressee shall have specified to the Corporation. An affidavit of the Secretary or an Assistant Secretary of the Corporation, the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(e) Except as provided in subsection (c) of this Article III, written notice, other than notice by electronic transmission, if in a comprehensible form, is effective at the earliest of the following: (1) when received; (2) five days after its deposit in the United States mail, if mailed postpaid and correctly addressed; (3) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested; or if sent by messenger or delivery service, on the date shown on the return receipt signed by or on behalf of the addressee; or (4) on the date of publication if notice by publication is permitted.

(f) Oral notice is effective when communicated if communicated in a comprehensible manner.

ARTICLE IV

OFFICERS

4.1. Enumeration. The Corporation shall have a President, a Treasurer, a Secretary and such other officers as may be appointed by the Board of Directors from time to time in accordance with these Bylaws, including, but not limited to, a Chairman of the Board, a Vice Chairman of the Board, a Chief Executive Officer and one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries.

4.2. Appointment. The officers shall be appointed by the Board of Directors. A duly appointed officer may appoint one or more officers or assistant officers if authorized by the Board of Directors. Each officer has the authority and shall perform the duties set forth in these Bylaws or, to the extent consistent with these Bylaws, the duties prescribed by the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of other officers. The appointment of an officer shall not itself create contract rights.

4.3. Qualification. The same individual may simultaneously hold more than one office in the Corporation. No officer need be a shareholder.

4.4. Tenure. Except as otherwise provided by law, the Articles of Organization or these Bylaws, each officer shall hold office until his or her successor is duly appointed, unless a different term is specified in the vote appointing him or her, or until his or her earlier death, resignation or removal.

4.5. Resignation. An officer may resign at any time by delivering notice of the resignation to the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor shall not take office until the effective date. An officer’s resignation shall not affect the Corporation’s contract rights, if any, with the officer.

4.6. Removal. The Board of Directors may remove any officer at any time with or without cause. An officer’s removal shall not affect the officer’s contract rights, if any, with the Corporation.

4.7. Vacancies. The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of President, Treasurer and Secretary. Each such successor shall hold office for the unexpired term of his or her predecessor and until his or her successor is duly appointed, or until he or she sooner dies, resigns or is removed.

4.8. Chairman of the Board and Vice Chairman of the Board. The Board of Directors may appoint from its members a Chairman of the Board, who need not be an employee or officer of the Corporation. If the Board of Directors appoints a Chairman of the Board, he or she shall perform such duties and possess such powers as are assigned to him or her by the Board of Directors and, if the Chairman of the Board is also designated as the Corporation’s Chief Executive Officer, shall have the powers and duties of the Chief Executive Officer prescribed in Section 4.9 of these Bylaws. Unless otherwise provided by the Board of Directors, the Chairman of the Board shall preside at all meetings of the Board of Directors and shareholders.

If the Board of Directors appoints a Vice Chairman of the Board, he or she shall, in the event of the absence, inability or refusal to act of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties and possess such other powers as may from time to time be vested in him or her by the Board of Directors.

4.9. President; Chief Executive Officer. Unless the Board of Directors has designated the Chairman of the Board or another person as Chief Executive Officer, the President shall be the Chief Executive Officer. The Chief Executive Officer shall have general charge and supervision of the business of the Corporation, subject to the direction of the Board of Directors. The President shall perform such other duties and shall have such other powers as the Board of Directors or the Chief Executive Officer (if the President is not the Chief Executive Officer) may from time to time prescribe. In the event of the absence, inability or refusal to act of the Chief Executive Officer or the President (if the President is not the Chief Executive Officer), the Vice President (or, if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the Chief Executive Officer and, when so performing such duties, shall have all the powers of and be subject to all the restrictions upon, the Chief Executive Officer.

4.10. Vice Presidents. Any Vice President shall perform such duties and shall possess such powers as the Board of Directors, the Chief Executive Officer or the President may from time to time prescribe. The Board of Directors may assign to any Vice President the title Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.

4.11. Treasurer and Assistant Treasurers. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned to him or her by the Board of Directors, the Chief Executive Officer or the President. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories, to disburse such funds as ordered by the Board of Directors, the Chief Executive Officer or the President, to make proper accounts of such funds, and to render as required by the Board of Directors, the Chief Executive Officer or the President statements of all such transactions and of the financial condition of the Corporation.

Any Assistant Treasurer shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer, the President or the Treasurer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Treasurer.

4.12. Secretary and Assistant Secretaries. The Secretary shall perform such duties and shall possess such powers as the Board of Directors, the Chief Executive Officer or the President may from time to time prescribe. In addition, the Secretary shall perform such duties and shall have such powers as are incident to the office of the secretary, including without limitation the duty and power to give notices of all meetings of shareholders and Directors, to attend all meetings of shareholders and Directors, to prepare minutes of the meetings of shareholders and Directors, to authenticate the records of the Corporation, to maintain a stock ledger and prepare lists of shareholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer, the President or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.

In the absence of the Secretary or any Assistant Secretary at any meeting of shareholders or Directors, the person presiding at the meeting shall designate a temporary secretary to prepare the minutes of the meeting.

4.13. Salaries. Officers of the Corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

4.14. Standard of Conduct for Officers. An officer shall discharge his or her duties: (a) in good faith; (b) with the care that a person in a like position would reasonably exercise under similar circumstances; and (c) in a manner the officer reasonably believes to be in the best interests of the Corporation. In discharging his or her duties, an officer who does not have knowledge that makes reliance unwarranted is entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, if prepared or presented by: (1) one or more officers or employees of the Corporation whom the officer reasonably believes to be reliable and competent with respect to the information, opinions, reports or statements presented; or (2) legal counsel, public accountants or other persons retained by the Corporation as to matters involving skills or expertise the officer reasonably believes are matters (i) within the particular person’s professional or expert competence or (ii) as to which the particular person merits confidence. An officer shall not be liable to the Corporation or its shareholders for any decision to take or not to take any action taken, or any failure to take any action, as an officer, if the duties of the officer are performed in compliance with this Section 4.14.

ARTICLE V

PROVISIONS RELATING TO SHARES

5.1. Issuance and Consideration. The Board of Directors may issue the number of shares of each class or series authorized by the Articles of Organization. The Board of Directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation. Before the Corporation issues shares, the Board of Directors shall determine that the consideration received or to be received for shares to be issued is adequate. The Board of Directors shall determine the terms upon which the rights, options or warrants for the purchase of shares or other securities of the Corporation are issued and the terms, including the consideration, for which the shares or other securities are to be issued.

5.2. Share Certificates. If shares are represented by certificates, at a minimum each share certificate shall state on its face: (a) the name of the Corporation and that it is organized under the laws of The Commonwealth of Massachusetts; (b) the name of the person to whom issued; and (c) the number and class of shares and the designation of the series, if any, the certificate represents. Every certificate for shares of stock that are subject to any restriction on the transfer or registration of transfer of such shares pursuant to the Articles of Organization, these Bylaws, an agreement among shareholders or an agreement among shareholders and the Corporation, shall have conspicuously noted on the front or back of such certificate the existence of such restrictions. If different classes of shares or different series within a class are authorized, then the variations in rights, preferences and limitations applicable to each class and series, and the authority of the Board of Directors to determine variations for any future class or series, must be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish the shareholder this information on request in writing and without charge. Each share certificate shall be signed, either manually or in facsimile, by the Chief Executive Officer, the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, or any two officers designated by the Board of Directors, and may bear the corporate seal or its facsimile. If the person who signed, either manually or in facsimile, a share certificate no longer holds office when the certificate is issued, the certificate shall be nevertheless valid.

5.3. Uncertificated Shares. The Board of Directors may authorize the issue of some or all of the shares of any or all of the Corporation’s classes or series without certificates. The authorization shall not affect shares already represented by certificates until they are surrendered to the Corporation. Within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall send the shareholder a written statement of the information required by the MBCA to be on certificates.

5.4. Transfers; Record and Beneficial Owners. Subject to the restrictions, if any, stated or noted on the stock certificates, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the Corporation or its transfer agent may reasonably require. The Corporation shall be entitled to treat the record holder of shares as shown on its books as the owner of such shares for all purposes, including the payment of dividends and other distributions and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such shares until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws. Notwithstanding anything to the contrary herein, to the extent the Board of Directors has established a procedure by which the beneficial owner of shares that are registered in the name of a nominee will be recognized by the Corporation as a shareholder, the Corporation shall be entitled to treat the beneficial owner of shares as the shareholder to the extent of the rights granted by a nominee certificate on file with the Corporation.

5.5. Replacement of Certificates. The Board of Directors may, subject to applicable law, determine the conditions upon which a new share certificate may be issued in place of any certificate alleged to have been lost, destroyed or wrongfully taken. The Board of Directors may, in its discretion, require the owner of such share certificate, or his or her legal representative, to give a bond, sufficient in its opinion, with or without surety, to indemnify the Corporation against any loss or claim which may arise by reason of the issue of the new certificate.

ARTICLE VI

CORPORATE RECORDS

6.1. Records to be Kept.

(a) The Corporation shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the Corporation. The Corporation shall maintain appropriate accounting records. The Corporation or its agent shall maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each. The Corporation shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

(b) The Corporation shall keep within The Commonwealth of Massachusetts a copy of the following records at its principal office or an office of its transfer agent or of its Secretary or Assistant Secretary or of its registered agent:

(1) its Articles or Restated Articles of Organization and all amendments to them currently in effect;

(2) its Bylaws or Restated Bylaws and all amendments to them currently in effect;

(3) resolutions adopted by its Board of Directors creating one or more classes or series of shares, and fixing their relative rights, preferences and limitations, if shares issued pursuant to those resolutions are outstanding;

(4) the minutes of all shareholders’ meetings, and records of all action taken by shareholders without a meeting, for the past three years;

(5) all written communications to shareholders generally within the past three years, including the financial statements furnished under Section 16.20 of the MBCA, or any successor Section thereto, for the past three years;

(6) a list of the names and business addresses of its current Directors and officers; and

(7) its most recent annual report delivered to the Massachusetts Secretary of State.

6.2. Inspection of Records by Shareholders.

(a) A shareholder is entitled to inspect and copy, during regular business hours at the office where they are maintained pursuant to Section 6.1(b) of these Bylaws, copies of any of the records of the Corporation described in said Section 6.1(b) if he or she gives the Corporation written notice of his or her demand at least five business days before the date on which he or she wishes to inspect and copy.

(b) A shareholder is entitled to inspect and copy, during regular business hours at a reasonable location specified by the Corporation, any of the following records of the Corporation if the shareholder meets the requirements of subsection (c) of this Section 6.2 and gives the Corporation written notice of his or her demand at least five business days before the date on which he or she wishes to inspect and copy:

(1) excerpts from minutes reflecting action taken at any meeting of the Board of Directors, records of any action of a committee of the Board of Directors while acting in place of the Board of Directors on behalf of the Corporation, minutes of any meeting of the shareholders, and records of action taken by the shareholders or Board of Directors without a meeting, to the extent not subject to inspection under subsection (a) of this Section 6.2;

(2) accounting records of the Corporation, but if the financial statements of the Corporation are audited by a certified public accountant, inspection shall be limited to the financial statements and the supporting schedules reasonably necessary to verify any line item on those statements; and

(3) the record of shareholders described in Section 6.1(a) of these Bylaws.

(c) A shareholder may inspect and copy the records described in subsection (b) of this Section 6.2 only if:

(1) his or her demand is made in good faith and for a proper purpose;

(2) he or she describes with reasonable particularity his or her purpose and the records he or she desires to inspect;

(3) the records are directly connected with his or her purpose; and

(4) the Corporation shall not have determined in good faith that disclosure of the records sought would adversely affect the Corporation in the conduct of its business or, in the case of a public corporation, constitutes material non-public information at the time when the shareholder’s notice of demand to inspect and copy is received by the Corporation.

(d) For purposes of this Section 6.2, “shareholder” includes a beneficial owner whose shares are held in a voting trust or by a nominee on his or her behalf.

6.3. Scope of Inspection Right.

(a) A shareholder’s agent or attorney has the same inspection and copying rights as the shareholder represented.

(b) The Corporation may, if reasonable, satisfy the right of a shareholder to copy records under Section 6.2 of these Bylaws by furnishing to the shareholder copies by photocopy or other means chosen by the Corporation, including copies furnished through an electronic transmission.

(c) The Corporation may impose a reasonable charge, covering the costs of labor, material, transmission and delivery, for copies of any documents provided to the shareholder. The charge may not exceed the estimated cost of production, reproduction, transmission or delivery of the records.

(d) The Corporation may comply at its expense with a shareholder’s demand to inspect the record of shareholders under clause (3) of subsection (b) of Section 6.2 of these Bylaws by providing the shareholder with a list of shareholders that was compiled no earlier than the date of the shareholder’s demand.

(e) The Corporation may impose reasonable restrictions on the use or distribution of records by the demanding shareholder.

6.4. Inspection of Records by Directors. A Director is entitled to inspect and copy the books, records and documents of the Corporation at any reasonable time to the extent reasonably related to the performance of the Director’s duties as a Director, including duties as a member of a committee, but not for any other purpose or in any manner that would violate any duty to the Corporation.

ARTICLE VII

MISCELLANEOUS

7.1. Fiscal Year. Except as otherwise determined from time to time by the Board of Directors, the fiscal year of the Corporation shall be the 52 or 53 week period, as the case may be, ending on the Saturday which is closest to the last day in October.

7.2. Seal. The seal of the Corporation shall, subject to alteration by the Board of Directors, bear the Corporation’s name, the word “Massachusetts” and the year of its incorporation.

7.3. Voting of Securities. Except as the Board of Directors may otherwise designate, the Chief Executive Officer, President or Treasurer may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for the Corporation (with or without power of substitution) at, any meeting of shareholders of any other corporation or organization, the securities of which may be held by the Corporation.

7.4. Evidence of Authority. A certificate by the Secretary, an Assistant Secretary or a temporary Secretary as to any action taken by the shareholders, Directors, any committee or any officer or representative of the Corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

7.5. Articles of Organization. All references in these Bylaws to the Articles of Organization shall be deemed to refer to the Articles of Organization of the Corporation, as amended and in effect from time to time.

7.6. Severability. Any determination that any provision of these Bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Bylaws.

7.7. Pronouns. All pronouns used in these Bylaws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

7.8. Massachusetts Control Share Acquisition Act. The provisions of Chapter 110D of the Massachusetts General Laws shall not apply to any “control share acquisition” of the Corporation (as such term is defined in such Chapter 110D).

ARTICLE VIII

AMENDMENTS

These Bylaws may be amended by the affirmative vote of the holders of a majority of the shares of each class of capital stock at the time outstanding and entitled to vote at any annual or special meeting of shareholders, provided that notice of the substance of the proposed amendment is stated in the notice of such meeting. If authorized by the Articles of Organization, the Directors, by a majority of their number then in office, may also make, amend or repeal these Bylaws, in whole or in part, except with respect to (a) the provisions of these Bylaws governing (i) the removal of Directors, (ii) the indemnification of Directors and (iii) the amendment of these Bylaws and (b) any provision of these Bylaws which by law, the Articles of Organization or these Bylaws requires action by the shareholders.

Not later than the time of giving notice of the meeting of shareholders next following the making, amending or repealing by the Directors of any By-Law, notice thereof stating the substance of such change shall be given to all shareholders entitled to vote on amending the Bylaws.

Any By-Law adopted by the Directors may be amended or repealed by the shareholders entitled to vote on amending the Bylaws.

32